EXHIBIT 10.10

                       THIRD AMENDMENT TO CREDIT AGREEMENT

         This Third Amendment to Credit Agreement is entered into as of January 8, 2001, by and between Spectrum Laboratories, Inc., a Delaware corporation ("Borrower") and City National Bank, a national banking association ("CNB").

                                    RECITALS

         A. Borrower and CNB are parties to that certain Credit Agreement dated as of December 22, 1998, as amended by that certain First Amendment to Credit Agreement dated as of July 14, 1999 and that certain Second Amendment to Credit Agreement dated as of July I, 2000 (hereinafter the "Credit Agreement").

         B. Borrower and CNB desire to supplement and amend the Credit Agreement as hereinafter set forth.

NOW, THEREFORE, the parties agree as follows:

1. DEFINITIONS. Capitalized terms used in this Amendment without definition shall have the meanings set forth in the Credit Agreement.

2. AMENDMENTS. The Credit Agreement is amended as follows:

         2.1 The definitions of "Debt", "SLI Preferred Corp. Preferred Stock" and "Total Senior Liabilities" in Section 1 are amended in their entirety to provide as follows:

                  "DEBT" means, at any date, the aggregate amount of, without duplication, (a) all obligations of Borrower or any Subsidiary for borrowed money; (b) all obligations of Borrower or any Subsidiary evidenced by bonds, debentures, notes or other similar instruments; (c) all obligations of Borrower or any Subsidiary to pay the deferred purchase price of property or services; (d) all capitalized lease obligations of Borrower or any Subsidiary; (e) all obligations or liabilities of others secured by a lien on any asset of Borrower or any Subsidiary, whether or not such obligation or liability is assumed; (f) all obligations guaranteed by Borrower or any Subsidiary; (g) all obligations of Borrower or any Subsidiary, direct or indirect, for letters of credit; (h) the SLI Acquisition Corp. Preferred Stock (until it is no longer considered Debt as provided in the definition of such term), and (i) any other obligations or liabilities which are required by generally accepted accounting principles to be shown as debt on the balance sheet of Borrower or any Subsidiary.

                  "SLI PREFERRED CORP. PREFERRED STOCK" means the convertible preferred stock issued to former Cellco Incorporated shareholders by SLI Acquisition Corp. to complete the purchase transaction of Cellco Incorporated. The preferred stock is classified as a minority interest according to GAAP, howcver, it shall be included as a Debt of Borrower for the purposes of this Agreement until such date that either (i) it is converted to common stock of Borrower. as verified by and subject to evidence satisfactory to CNB, at which time it will be classified as common stock of Borrower, or (ii) the Put Option is exercised by the preferred shareholders, at which time it will continue to be classified as a Debt of Borrower for purposes of this Agreement. "Put Option" means the option held by holders of the SLI Acquisition Corp. preferred stock to sell their preferred stock to SLI Acquisition Corp. for a sum of $1,755,000 at any time from October 1, 2000 to September 30, 2001.

                  "TOTAL SENIOR LIABILITIES" means, as of any date of determination, the amount of all obligations that should be reflected as a liability on a consolidated balance sheet of Borrower and the Subsidiaries prepared in accordance with GAAP, plus the SLI Acquisition Corp. Preferred Stock (until it is no longer Debt as provided in the definition of such term), minus Subordinated Debt.

         2.2 The following new definitions are added to Section 1:

                  "QUICK ASSETS" means the sum of cash, plus cash equivalents, plus accounts receivable, plus securities classified as short-term marketable securities according to generally accepted accounting principles consistently applied, as such items appear on Borrower's consolidated balance sheet, determined in accordance with generally accepted accounting principles consistently applied.

                  "TREASURY RATE" means the yield to maturity two (2) Business Days prior to March 1, 2002 of the U.S. Treasury Bond or Note (as quoted in the Bloomberg Financial Markets, or if such source is not available or discontinued, then such other source or publication available to CNB which most nearly approximates the data reported therein) the due date of which is closest in time to (either on or immediately after) the maturity date of the Equipment Acquisition Loans.

         2.3 Section 2.3 is stricken and replaced with the following:

                  "2.3 OPTIONAL PREPAYMENTS. Borrower may prepay any Loans provided that on each prepayment, Borrower will pay the accrued interest on the prepaid principal, to the date of such prepayment, plus with respect to Term Loan A, any amounts due under CNB's Yield Maintenance Agreement, and with respect to any other Loans, any prepayment penalties set forth in the promissory notes evidencing such Loans. All prepayments will be applied to principal installments in the inverse order of their maturities."

         2.4 A new Section 2.8 is added to provide as follows:

                  "2.8 EQUIPMENT ACQUISITION LOANS. CNB agrees to make loans ("Equipment Acquisition Loans") to Borrower from time to time up to, but not including, December 1, 2001, up to the amount of Nine Hundred Thousand Dollars ($900,000.00) (the "Equipment Acquisition Commitment"), the proceeds of which will be used to pay up to one hundred percent (100%) of any of the following: (a) the purchase price of machinery and equipment, including sales taxes, but excluding delivery and set-up charges, (b) leasehold improvements at Borrower's place of business located at 18617 Broadwick Street, Rancho Dominguez, California 90220, and (c) the purchase price of certain patents owned Monsanto. The Equipment Acquisition Loans will be evidenced by a promissory note ("Multiple Disbursement Equipment Acquisition Note") in the form attached hereto as Exhibit "D."

                           2.8.1 INTEREST ON EQUIPMENT ACQUISITION LOANS. The Equipment Acquisition Loans will bear interest from disbursement until due (whether at stated maturity, by acceleration or otherwise) as follows:

                                    (a) INTEREST ONLY PERIOD: During the period
         from the date of disbursement of the initial Equipment Acquisition Loan up to but excluding March 1, 2002, at a fluctuating rate equal to the Prime Rate plus one-quarter of one percent (0.25%) per annum.

                                    (b) AMORTIZATION PERIOD. During the period
         from March 1, 2002 until payment in full, at a rate equal to, at the election of Borrower, either (i) a fixed rate equal to the Treasury Rate plus three and one-quarter percent (3.25%) per annum ("Fixed Rate Option"), or (ii) a fluctuating rate equal to the Prime Rate plus one-quarter of one percent (0.25%) per annum ("Prime Rate Option"). Borrower shall notify CNB in writing no later than two (2) Business Days prior to March 1, 2002 of Borrower's election of the Fixed Rate Option or the Prime Rate Option, which election shall be irrevocable once made. If Borrower fails to notify

         CNB of such election, the Equipment Acquisition Loan shall bear interest at the Prime Rate Option.

                                    (c) PAYMENT OF INTEREST. Interest will be
         payable monthly in arrears on the first day of each month, for the previous month, starting on the first such date following disbursement and on the date the Equipment Acquisition Loans are paid in full.

                           2.8.3 PROCEDURE FOR EQUIPMENT ACQUISITION LOANS. Each Equipment Acquisition Loan shall be made against delivery by Borrower to CNB of (a) if the Equipment Acquisition Loan is for the purchase of equipment or machinery, an appropriate purchase invoice evidencing the purchase of items of machinery and/or equipment, (b) if the Equipment Acquisition Loan is to finance the leasehold improvements, a schedule of completed leasehold Improvements, (c) if the Equipment Acquisition is to finance the purchase of the patents from Monsanto, a copy of the purchase agreement between Borrower and Monsanto, which agreement shall be acceptable to CNB, (d) such further documents as will be requested by CNB to perfect a security interest of first priority in favor of CNB in the equipment, machinery and patents, as the case may be, being purchased, and (e) Borrower's payment to CNB of CNB's fees and costs incurred in perfecting CNB's security interest in the patents, including without limitation any attorney's fees incurred by CNB and any filing fees to be paid to the United States Patent and Trademark Office.

                           2.8.4 PAYMENT OF EQUIPMENT ACQUISITION LOANS. The outstanding principal amount of the Equipment Acquisition Loans as of March 1, 2002 will be repaid in forty-eight (48) substantially equal, successive monthly installments, payable on the first day of each month commencing April 1, 2002."

         2.5 Section 5.2 is stricken and replaced with the following:

                  "5.2 FINANCIAL STATEMENTS. Borrower will furnish to CNB on a continuing basis:

                           5.2.1 Within forty-five (45) days after the end of each quarterly accounting period of each fiscal year, a copy of the 10Q report filed by Borrower with the Securities and Exchange Commission ("SEC"), including therein a financial statement for Borrower and the Subsidiaries consisting of not less than a balance sheet, income statement, reconciliation of net worth and statement of cash flows, with notes thereto, prepared in accordance with GAAP, which financial statement may be internally prepared;

                           5.2.2 Within ninety (90) days after the end of each fiscal year, a copy of the 10K report filed by Borrower with the SEC, including therein a financial statement for Borrower and the Subsidiaries consisting of not less than a balance sheet, income statement, reconciliation of net worth and statement of cash flows, with notes thereto, audited by an independent certified public accountant acceptable to CNB, and certified by such accountant to have been prepared in accordance with GAAP, and accompanied by Borrower's certification as to whether any event has occurred which constitutes an Event of Default or Potential Event of Default, and if so, stating the facts with respect thereto;

                           5.2.3 Within forty-five (45) days after the end of each fiscal quarter, a listing and aging of all account receivable and accounts payable;

                           5.2.4 Within ten (10) days after filing, a copy of the Federal Income Return of Borrower and each Guarantor; and

                           5.2.5 Such additional information, reports and/or statements as CNB may, from time to time, reasonably request."

         2.6 Section 5.3 is stricken and replaced with the following:

                  "5.3 FINANCIAL STATEMENTS OF GUARANTOR. Not later than ninety
         (90) days after Borrower's fiscal year end of each year, Borrower will provide CNB with (a) the financial statement, in form and substance satisfactory to CNB, of each Guarantor, certified by such Guarantor to be trust and correct, and (b) brokerage and bank statements for Roy T. Eddleman showing all Liquid Assets.

         2.7 Section 5.10 is stricken and replaced with the following:

         "5.10 FINANCIAL TESTS. Borrower shall maintain:

                           5.10.1 Tangible Net Worth plus Subordinated Debt of not less than (a) $2,350,000.00 through December 30, 2001, and (b) $3,100,000.00 commencing December 31, 2001 and thereafter;

                           5.10.2 A ratio of Total Senior Liabilities to Tangible Net Worth plus Subordinated Debt of not more than (a) 2.5 to I through December 30, 2000, and (b) 2.0 to 1 commencing December 31, 2001 and thereafter;

                           5.10.3 A ratio of Cash Flow from Operations to Debt Service to Debt Service of not less than 1.5 to 1 during the twelve months preceding the date of determination;

                           5.10.4 Net Income of not less than $400,000.00 for each fiscal year of Borrower; and

                           5.10.5 A ratio of Quick Assets to Current Liabilities of not less than (a) 0.75 to 1 through December 30, 2001, and (b) 1.0 to 1 commencing December 31, 2001 and thereafter."

         2.8 Section 7.1.9 is deleted in its entirety.

3. EXISTING AGREEMENT. Except as expressly amended herein, the Credit Agreement shall remain in full force and effect, and in all other respects is affirmed.

4. CONDITIONS PRECEDENT. This Amendment shall become effective upon the fulfillment of all of the following conditions to CNB's satisfaction:

         4.1 CNB shall have received this Amendment duly executed by Borrower;

         4.2 CNB shall have received a separate Continuing Guaranty executed by each of the Guarantors, in form and substance and in an amount acceptable to CNB; and

         4.3 All other documents and legal matters in connection with the transactions described in the Credit Agreement will be satisfactory in form and substance to CNB.

5. COUNTERPARTS. This Amendment may be executed in any number of counterparts, and all such counterparts taken together shall be deemed to constitute one and the same instrument.


                                     *****

6. GOVERNING LAW. This Amendment and the rights and obligations of the parties hereto shall be construed in accordance with, and governed by the laws of the State of California.

IN WITNESS WHEREOF, the parties have executed this Amendment as of the day and year first above written.

"Borrower"                             SPECTRUM LABORATORIES, INC., a
                                       Delaware corporation


                                       By: /s/ Roy T. Eddleman
                                           -------------------------------------
                                           Roy Eddleman, Chief Executive Officer


"CNB"                                  CITY NATIONAL BANK, a national
                                       banking association


                                       By /s/ Ronald Minekime
                                          --------------------------------------
                                          Ronald Minekime, Senior Vice President

                                                                       EXHIBIT D

                                                           MULTIPLE DISBURSEMENT
                                                      EQUIPMENT ACQUISITION NOTE

                                                                    636814/34348
$900,000.00                                   South Orange County CBC #21 Office
                                                              Irvine, California
                                                                 January 4, 2001

         FOR VALUE RECEIVED, the undersigned, SPECTRUM LABORATORIES, INC., a Delaware corporation ("Borrower"), promises to pay to the order of City National Bank, a national banking association ("CNB"), at its office in this city, in lawful money of the United States of America and in immediately available funds, the principal sum of Nine Hundred Thousand Dollars ($900,000.00), or so much thereof as may be advanced and be outstanding, plus interest on the unpaid principal balance, computed on the basis of a 360-day year, actual days elapsed, at the rates, times and in accordance with the terms set forth in that certain Credit Agreement between Borrower and CNB, dated as of December 22, 1998, as it may be amended from time to time (the "Credit Agreement"). Capitalized terms not defined herein shall have the meanings given them in the Credit Agreement.

         Advances hereunder, up to the total principal sum stated above, may be made by CNB at the oral or written request of Borrower up to (but excluding) December 1, 2001, in accordance with the terms of the Credit Agreement and provided at the time of any advance no Event of Default or Potential Event of Default exists under the terms and conditions of the Credit Agreement. Each request for an advance hereunder shall be noted in the books and records of CNB. Advances hereunder shall be conclusively presumed to have been made to or for the benefit of Borrower when made as noted in such books and records.

         The outstanding principal balance on this Note as of March 1, 2002 ("Balance") shall be payable in forty-eight (48) consecutive monthly installments, each equal to one-forty-eighth (1/48th) of the Balance, commencing April 1, 2002 and continuing first day of each month up to and including March 1, 2006, on which day the balance of principal and interest remaining unpaid shall be become due and payable in full.

         If payment on this Note becomes due and payable on a non-business day, the maturity thereof shall be extended to the next business day and, with respect to payments of principal or interest thereon shall be payable during such extension at the then applicable rate. Upon the occurrence of one or more of the Events of Default specified in the Credit Agreement, all amounts remaining unpaid on this Note may become or be declared to be immediately payable as provided in the Credit Agreement, without presentment, demand or notice of dishonor, all of which are expressly waived, Borrower agrees to pay all costs of collection of this Note and reasonable attorneys' fees (including attorneys' fees allocable to CNB's in-house counsel) in connection therewith, irrespective of whether suit is brought thereon,

         This is the Multiple Disbursement Equipment Acquisition Note referred to in the Credit Agreement and is entitled to the benefits thereof.

         Upon CNB's written notice to Borrower of the occurrence of an Event of Default, the outstanding principal balance (and interest, to the extent permitted by law) shall bear additional interest from the date of such notice at the rate of five percent (5.0%) per annum higher than the interest rate as determined and computed above, and continuing thereafter until the Event of Default is cured.

         This Note shall be governed by the laws of the State of California. If this Note is executed by more than one Borrower, all obligations are joint and several.

"Borrower"                          SPECTRUM LABORATORIES, INC., a
                                    Delaware corporation


                                    EXHIBIT PLEASE DO NOT SIGN

                                    By:
                                        -------------------------------
                                        Roy T. Eddleman, Chief Executive Officer